UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On February 21, 2012, Kraft Foods Inc. issued a press release relating to the presentation made by Kraft Foods executives at the Consumer Analyst Group of New York 2012 Conference. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The presentation will be available via a live audio webcast within the Investor Center section of our Web site, www.kraftfoodscompany.com. An archived rebroadcast and the presentation slides will be available for one year following the webcast. The presentation slides, including Regulation G reconciliations, used in the presentation are being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Our top-line measure is organic net revenues, which excludes the impacts of acquisitions, divestitures (including the Starbucks CPG business), currency and accounting calendar changes (including the 53rd week of shipments). We use organic net revenues and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions, divestitures and accounting calendar changes from net revenues.

We use Operating EPS and Operating EPS on a constant currency basis, defined as diluted EPS attributable to Kraft Foods from continuing operations excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation; and spin-off-related costs, including transaction fees and other costs associated with the proposed spin-off of the North American grocery business. In addition, Operating EPS on a constant currency basis excludes the year-over-year currency impact on our results. Management believes these measures better reflect earnings per share on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition and the proposed spin-off of the North American grocery business, as well as other one-time impacts from earnings per share.

See the attached schedules to the press release for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the twelve months ended Dec. 31, 2011 and 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our results prepared in accordance with GAAP. In addition, the non-GAAP measures we use may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in our Outlook, we have not provided that information.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated February 21, 2012.

99.2	Kraft Foods Inc. Slide Presentation, dated February 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: February 21, 2012

/s/ Carol J. Ward
Name: Carol J. Ward Title: Vice President and Corporate Secretary